Exhibit 99.1

Biote Reports Second Quarter 2022 Financial Results

Company generates accelerated Revenue, net income and adjusted EBITDA growth, and raises 2022 adjusted EBITDA guidance

*Revised Dial-in Information for the Conference Call*

IRVING, TX, August 9, 2022 — Biote, a high growth, differentiated medical practice-building business within the hormone optimization space, today announced financial results for the second quarter ended June 30, 2022. Terry Weber, Chief Executive Officer, and the Company’s management will host a conference call to review these results and provide a business update beginning at 8:30 a.m. ET on Wednesday, August 10, 2022. To access the conference call by telephone, please dial 877-545-0523 (domestic) or +973-528-0016 (international) and reference Access Code 250073. To access a live webcast of the call, interested parties may use the following link: Biote Q2 2022 Earnings Webcast

Second Quarter Highlights

•	Revenue of $41.4 million in the quarter, an 19% increase year-over-year from the second quarter of 2021.

•	Net income of $49.7 million in the quarter, a 409% increase year-over-year.

•	Sales force expansion, a key strategic initiative, remains on track.

•	Adjusted EBITDA of $13.1 million, a 21% increase year-over-year. [1]

•	Management maintains its full year 2022 revenue guidance of $160-166 million and increases its adjusted EBITDA guidance to $47-51 million.[1]

Biote sits at the intersection of healthcare and consumer, with demonstrated brand loyalty that is poised to disrupt the multi-billion-dollar hormone optimization space. Biote’s mission is to help practitioners’ patients feel like their best selves through all phases of aging.

Biote generated revenues of $41.4 million for the quarter compared to $34.8 million for the second quarter of 2021. The increase was driven primarily by steady growth of both practitioner procedures and dietary supplement sales.

Biote reported net income of $49.7 million, compared to $9.8 for the second quarter of 2021, the increase was primarily driven by several transaction-related items. This included: cumulative recognition of stock compensation expense of $79 million, fair value adjustments to warrant and earnout liabilities of $3.4 million and $123 million, respectively, and transaction closing expenses of $9.2 million.

Biote reported adjusted EBITDA of $13.1 million for the quarter, compared to $10.8 million for the second quarter of 2021. The increase was primarily driven by higher revenues and operating expenses that were in line with overall growth for that quarter.

[1]

Please see the “Reconciliations of Adjusted EBITDA” below for a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about adjusted EBITDA.

As of June 30, 2022, the company had approximately $82.7 million in cash and cash equivalents, which management believes is adequate to fund current strategic growth initiatives and future expansion.

“I am pleased to report very solid results for the second quarter, our first as a public company. The Biote team executed at a high level, delivering accelerated revenue, net income, and adjusted EBITDA growth, driven by increases in both practitioner procedures and nutraceutical sales,” said Terry Weber. “Importantly, we did not see a direct adverse impact on our business from macroeconomic factors during the quarter, which we believe validates the benefits and affordability the Biote Method offers providers and patients who want to feel their best. Bringing Biote public was always about providing the financial foundation necessary to execute on our strategic growth, including steady sales force growth and expansion outside of our core U.S. market. We are highly focused on executing those plans, and are excited about the months and years ahead.”

2022 Outlook

We expect our business model to deliver predictable revenues, net income, adjusted EBITDA, and not only a strong cash flow profile but predictable cash flow growth, which is the foundation of our strategic expansion plan, as well as our focus on total shareholder return. As previously disclosed, we are expanding outside of our current 10-state core geography, with particular emphasis on the West Coast, Northeast and Mid-Atlantic regions. To support this effort, Biote plans to continue to substantially expand its salesforce over the course of the year. Additionally, Biote will continue to conduct clinical research to generate evidence supporting the benefits of the Biote Method, and review data from millions of patient procedures performed by Biote-certified practitioners to help identify potential additional product offerings. Biote reiterates its previous guidance of $160-166 million in revenue and raises its guidance in adjusted EBITDA to $47-51 million in 2022.

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the periods presented. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, transaction-related expenses, fair value adjustments to certain equity instruments classified as liabilities and other non-operating costs. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to adjusted EBITDA.

We present adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determining payments under compensation programs. Accordingly, we believe that adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

About Biote

Biote is a woman-led company operating a high growth, differentiated medical practice-building business within the hormone optimization space. Similar to a franchise model, Biote provides the necessary components to enable practitioners to establish, build, and successfully operate a hormone optimization center to treat patients appropriate for therapy. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect the benefits of Biote’s recent acquisition by Haymaker Acquisition Corp. III (“Haymaker”), a special purpose acquisition company (the “Transaction”), , the services and markets of Biote, Biote’s expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the effect of the Transaction on Biote’s business relationships, operating results and business generally and its ability be listed on Nasdaq; (ii) risks that being a public company disrupts current plans and operations of Biote; (iii) the outcome of any legal proceedings instituted against Biote or Haymaker related to the business combination agreement or the Transaction; (iv) the ability to trade Biote’s securities on a national securities exchange; (v) changes in the competitive industries in which Biote operates, variations in operating performance across competitors, changes in laws and regulations affecting Biote’s business and changes in the combined capital structure; (vi) the ability to implement business plans, forecasts and other expectations following the completion of the Transaction, and identify and realize additional opportunities; (vii) the ability of Biote to profitably expand in existing markets and into new markets ; (viii) the risk of downturns in the market and Biote’s industry including, but not limited to, as a result of the COVID-19 pandemic, inflation or other macroeconomic conditions, or global conflict; (ix) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction; and (x) risks and uncertainties related to Biote’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, Health Insurance Portability and Accountability Act of 1996, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Haymaker’s proxy statement and other documents filed by Haymaker or Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and Biote a does not assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Biote gives no assurance that it will achieve its expectations.

Media Contact

Press@biote.com

Investor Contact

IR@biote.com

biote Corp

Condensed Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended,
	June 30,
	2022	2021
Total revenue	$41,359	$34,750
Income (loss) from operations	$(76,186)	$10,260
Net income	$49,710	$9,761

biote Corp

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended,
	June 30,
	2022	2021
Net income (GAAP)	$49,710	$9,761
Interest	794	425
Taxes	(299)	78
Depreciation & Amortization	563	334
Loss on debt extinguishment & other non-operating items	356	(4)
Stock-based compensation	79,270
Change in FV of earnout liability	(123,350)
Change in FV of warrants	(3,399)
Transaction related expenses	9,353	135
Litigation and other	150	115

Adjusted EBITDA	$13,148	$10,844

biote Corp

Condensed Statements of Operations

(in thousands)

(unaudited)

	Six Months Ended,
	June 30,
	2022	2021
Total revenue	$78,502	$66,293
Income (loss) from operations	$(66,423)	$19,653
Net income	$59,060	$18,602

biote Corp

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Six Months Ended,
	June 30,
	2022	2021
Net income (GAAP)	$59,060	$18,602
Interest	1,153	917
Taxes	(235)	142
Depreciation & Amortization	1,064	656
Loss on debt extinguishment & other non-operating items	347	(8)
Stock-based compensation	79,270
Change in FV of earnout liability	(123,350)
Change in FV of warrants	(3,399)
Transaction related expenses	10,061	135
Litigation and other	841	115

Adjusted EBITDA	$24,812	$20,559